Exhibit 4

Lisa Clarkin
Officer, Client Services
Telephone: 416.361.0930 ext. 236
Email: lclarkin@equitytransfer.com

VIA ELECTRONIC TRANSMISSION

November 15, 2005

Dear Sir or Madam:

RE: ADB SYSTEMS INTERNATIONAL LTD.
We are pleased to confirm that copies of the following materials were mailed to shareholders on the supplemental shareholder list on November 14, 2005.

1.    Interim consolidated financial statements for the period ended September 30, 2005, which included Management's Discussion and Analysis.

Yours Truly,

EQUITY TRANSFER SERVICES INC.